                                                          SCE Funding LLC
                                              Annual Summary of Monthly Certificates
                                                   Year Ending December 31, 2000

                                                                                             Small
                                                                     Residential          Commercial
                                                                      Customers             Customers              Total
                                                                      ---------             ---------              -----

     Kilowatt hours of electricity billed                            25,774,220,448        4,718,995,849        30,493,216,297
     FTA Charged per kilowatt hour (Jan. 00 - Dec. 2000)                      1.235(cent)          1.306(cent)             N/A
     Billed FTA Charges                                                $318,311,623          $61,630,086          $379,941,708

     Estimated FTA Payments                                            $316,720,064          $61,383,565          $378,103,630

     Estimated Write-off                                                 $1,591,558             $246,520            $1,838,078
     Remittance Shortfall - increased payment                              $207,119               $9,704              $216,824
         to the Collection Account
     Excess Remittance - reduced payment                                   $383,986             $163,395              $547,380
         to the Collection Account
     Net Write-off*                                                      $1,414,692              $92,830            $1,507,522

     FTA Payments estimated to have been                               $314,408,201          $60,847,393          $375,255,595
         received by the Servicer
     Remittance Shortfall - increased payment                              $207,119               $9,704              $216,824
         to the Collection Account
     Excess Remittance - reduced payment                                   $383,986             $163,395              $547,380
         to the Collection Account
     Aggregate Remittance to Collection Account                        $314,231,335          $60,693,702          $374,925,038

     * Write-offs for months July through December are estimated at 0.5% for residential customers, and 0.4% for small commercial customers